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 | This document is entirely in the Chinese language and has not been         |
 | translated.  The PDF format is filed as an exhibit to this 10-KSB.         |
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                                                                    Exhibit 2.11

                       Dated the 21st day of November 2003




                             HARTCOURT CAPITAL, INC.


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                       AGREEMENT FOR SALE AND PURCHASE OF

                      Shanghai  PengYang Computer Co., Ltd.

            dated November 21, 2003 between Hartcourt Capital, Inc.

                                     and

                            PengYang shareholders
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